SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          --------------------------

       Date of Report (Date of earliest event reported): June 3, 2004

                          --------------------------

                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

                          --------------------------



          New York                      1-7657                 13-4922250
-----------------------------  ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation or                                   Identification No.)
        organization)



       200 Vesey Street, World Financial Center
                  New York, New York                       10285
       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


      Registrant's telephone number, including area code: (212) 640-2000

              ---------------------------------------------------
         (Former name or former address, if changed since last report)



================================================================================

ITEM 9. REGULATION FD DISCLOSURE


On June 3, 2004, Kenneth I. Chenault, Chairman and Chief Executive Officer of the Company, delivered a presentation relating to the Company's business strategies at Sanford C. Bernstein & Co.'s Strategic Decisions Conference. Information contained in such presentation, as well as certain other information, is furnished herein on Exhibit 99.1. The presentation, together with certain additional materials, is also available at http://ir.americanexpress.com.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         AMERICAN EXPRESS COMPANY
                                         (REGISTRANT)

                                         By:    /s/ Gary Crittenden
                                                ----------------------------
                                         Name:  Gary Crittenden
                                         Title: Executive Vice President and
                                                  Chief Financial Officer









DATE:   June 3, 2004

                                  EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------

99.1 Information from presentation by Kenneth I. Chenault at Sanford C. Bernstein & Co.'s Strategic Decisions Conference on June 3, 2004.

                                                                    EXHIBIT 99.1


NOTE RELATING TO NON-GAAP FINANCIAL DISCLOSURES

        This presentation contains certain non-GAAP financial disclosures, which are disclosed on a "managed" basis. Managed basis (a) assumes no securitization transactions in the TRS business segment, i.e., all securitized loans and related income effects are reflected as if they were in the Company's balance sheet and income statement, respectively, and (b) presents aggregate revenues in the AEFA business segment on a basis that is net of provisions for losses and benefits. Information relating to comparable GAAP financial measures may be found on the relevant slides and on American Express Company's investor relations website at ir.americanexpress.com.


INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

         This presentation includes forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the Company's ability to grow its business and meet or exceed its return on shareholders' equity target by reinvesting approximately 35% of annually-generated capital, and returning approximately 65% of such capital to shareholders, over time, which will depend on the company's ability to manage its capital needs and the effect of business mix, acquisitions and rating agency requirements; the ability of the Company to generate sufficient revenues for expanded investment spending and to actually spend such funds to the extent available, and the ability to capitalize on such investments to improve business metrics; credit risk related to consumer debt, business loans, merchant bankruptcies and other credit exposures both in the U.S. and internationally; the success, timeliness and financial impact, including costs, cost savings and other benefits including increased revenues, of reengineering initiatives being implemented or considered by the Company; the ability of the Company in 2004 to realize $1 billion in re-engineering benefits; the success of the Company in continuing to grow primarily through organic expansion of its businesses; the ultimate outcome in the Department of Justice suit against Visa and MasterCard challenging their restrictions on member banks issuing cards on the American Express Network in the U.S.; any continuing effects of the conduct that was the subject of the Department of Justice suit against Visa and MasterCard; the success of the Company's GNS business in the U.S., which will depend in part on the extent to which such business: further enhances the Company's brand, allows the Company to leverage its significant processing scale, expands merchant coverage of the network, provides U.S. GNS bank partners the benefits of greater cardmember loyalty and higher spend per customer, and provides merchants with benefits such as greater transaction volume and additional higher spending customers; the Company's ability to grow and manage its proprietary business in the U.S. at the same time there is expansion in the U.S. GNS business; the ability to control and manage operating, infrastructure, advertising and promotion and other expenses as business expands or changes, including balancing the need for longer-term investment spending; the costs and integration of acquisitions; and outcomes and costs associated with litigation and compliance and regulatory matters. A further description of these and other risks and uncertainties can be found in the company's Annual Report on Form 10-K for the year ended December 31, 2003, and its other reports filed with the SEC.

                         SANFORD BERNSTEIN CONFERENCE
                             KEN CHENAULT REMARKS
                                  JUNE 3, 2004




Thank you, Howard. It's a pleasure to return to this year's Strategic Decisions Conference.

Since not everyone here has a specific knowledge of American Express, I thought I'd keep my topic today somewhat broad.

While there's a lot going on tactically across our businesses, I thought I'd stick more closely to the theme of this conference - Strategic Decisions.

Specifically, I'll share with you our approach to building shareholder value over the moderate to long-term.

When it comes to building value for our shareholders, we stick to the basics.

We focus our actions on 3 core elements: generating and sustaining revenue growth, delivering returns well above our cost of capital, and doing both of these on a consistent basis.

Here is how we present it within our organization.

These three factors -- growth, profitability and stability -- are essential to shareholder value on a stand-alone basis.

But, to truly maximize the shareholder benefit over the long-term, it's their collective impact that counts.

Using American Express as a test case, this clearly holds true.

Here's our track record against each of our financial targets since 1998.

As you can see, with the exception of the 2001 - 2002 period, our results have been at or above all of our targets over this period.

Each individual metric is important, but it's been our strong performance across all three that's led to our relatively strong PE.

So I thought I'd spend my time today telling you about the actions we're taking to sustain or accelerate our performance in each of these areas.

Let me start with revenue growth.

As I look across our business portfolio, I believe we're in a strong position - both in terms of the actual growth we've generated, and our potential.

I classify our opportunities into three categories, what I call our "three buckets" of growth.

Organic growth ... expanded opportunities ... and joint ventures and acquisitions.

Let me talk about each, starting with organic.

During the last several years our growth has largely been driven by organic opportunities.

It's been the result of focusing on fundamentals - more cardmembers, more financial clients, more spending, more assets.

If you were to look at the top 20 financial services companies based on market cap, and sort them by how they generated their growth, here's what you'd see.

The firms would fall into 3 broad categories - those that attained their size as a result of mega-mergers, those that regularly acquired medium to smaller firms, and those that grew organically.

In this last bucket, the organic bucket, there are only two companies - Fannie Mae and American Express.

Here are some of our recent numbers.

As you can see, our momentum has been strong.

The investments we've made over the last several years are paying off. And, given the multi-year payback of our spending, we expect to continue to benefit from these investments over the short-term.

Over the moderate term, I've set internal targets for 3 key metrics that drive our organic growth - average cardmember spending, card attrition and average assets per financial client.

These metrics are important to our short-term performance, but even more so to the longer-term health of our franchise.

I've set annual as well as multi-year goals for each of these drivers ... at the consolidated level, as well as for specific product and customer segments.

I believe our organic potential continues to be substantial.

In financial services, for example, our advice model allows us to profitably provide high touch service for clients with $100,000 or more in assets.

This is a space that many brokerage and other firms have abandoned, giving us a terrific opportunity to fill this void.

In payments, I know that some people perceive the card industry as being mature, but that's just not the case.

When you take a look at the numbers, you see that a lot of spending opportunities -- for consumers, and even more so for small businesses -- continue to be dominated by cash and check.

And many of these are among the fastest growing categories, such as telecom, professional services and health care.

For example, our signing last year of Related Rentals, an owner of luxury apartment buildings here in Manhattan, now allows our customers to bill their monthly rent payments directly to their American Express cards.

Given our affluent card base, this has the potential to be a significant spend stream for us - one that was previously untapped because of the lack of plastic penetration in the rental industry.

In addition to strong organic growth in our volumes, we've also taken action over the last 3 years to strengthen the quality of our customer and client relationships.

One of the core elements of our company's identity is that we are a premium provider.

Our objective in the marketplace is to provide premium value to every customer segment we choose to serve - tangible value, such as rewards, specific expertise and superior service ... to more intangible elements of value such as the overall customer experience.

And our business models reflect this approach.

Our model in payments is spend-centric, specifically geared to high spending cardmembers.

Our model in financial services is directed toward mass affluent clients who want a long-term advice relationship.

Within payments, we don't seek customers who want to swap in and out of balance transfer offers based on the lowest APR.

In financial services, we don't want clients looking only for the latest hot stock.

Our organic growth plans are focused on our sweet spot -- on high spenders and advice seekers -- attracting them into our franchise, engaging them and retaining them.

Because this is our focus, new acquisition -- of clients, cardmembers, or loan balances -- is not our only emphasis. We're far more concerned with getting the balance right, the balance between new acquisition and deepening existing relationships.

I believe we do this by continually providing premium value, and that's clearly our objective as we execute against our organic opportunities around the world.

Our next area of growth comes from expanded opportunities, which I think of as "mega-organic".

These are opportunities that leverage existing products and capabilities, but which have the potential to deliver growth at the next level.

In this category I put initiatives such as Global Network Services, the corporate Middle Market segment, Prepaid Services and Financial Education in the Workplace.

We've talked about the potential of most of these businesses at our semi-annual meetings, so I won't go into their details again.

But, since Global Network Services has been of particular interest to Howard, I'll give you a quick update.

Based on several recent signings, we're now up to 82 partners issuing -- or soon to issue -- American Express branded cards in 93 countries.

Two of our most exciting opportunities were announced this year - ICBC in China and MBNA.

While we're still clearly in the planning phase, I believe the potential for these deals is substantial.

In China the payments industry is in its infancy, so we've made sure we're entering this market with an exceptional partner. ICBC is the largest bank in China. With 24,000 branch locations, it has an exceptional distribution reach.

The deal we've struck with them is a strong one, providing us access to the major cities in China at a minimal capital commitment.

Another historic milestone for us is our partnership with MBNA.

MBNA's high-spending customers and prospects are a terrific fit for our spend-centric model, and they will be the clear focus of our combined efforts.

Subject to the Supreme Court's ruling on Visa and Mastercard's appeal, we expect MBNA to begin issuing American Express-branded cards in the fourth quarter.

While MBNA is a terrific first partner for us here in the U.S., based on a number of conversations currently underway, we believe -- once the associations' anti-competitive rules ultimately fall -- they will be joined by other issuers.

As I said, GNS is just one example of our expanded opportunities.

As we trade off among our various investments, our goal is to keep the pipeline in this bucket relatively full, so that -- three, four and five years out -- we have sustainable options to choose from.

The final bucket is joint ventures and acquisitions.

While we didn't actively pursue acquisitions much in the recent past, last year we completed two significant transactions - Threadneedle Asset Management and Rosenbluth Travel.

Both of these companies met all of the criteria we set for acquisitions:

o They were in one of our core businesses, and served to accelerate our revenue growth beyond what we could have achieved with our organic investments.

o      They represented a good financial valuation for our shareholders.

o      And their corporate culture and leadership fit with our own.

To date, we've had good success.

As you can see here, the integration of both companies continues to go well, and their performance has generally exceeded the expectations we set at the time of purchase.

We're gaining both cost and revenue synergies, in addition to sharing expertise and talent.

Now, let me be clear - while these acquisitions have gone well, you won't see our name in the paper every month announcing a new deal.

Given the strength of our organic and expanded opportunities, we don't need to make acquisitions to meet our shareholder targets.

Therefore, the ones we do make can be targeted, selective and prudent.

While I don't expect acquisitions to be a major source of growth for us, we intend to be active in this area ... assuming we find the right candidates to accelerate our momentum ... at the right price.

So in terms of the growth leg of the triangle, we've had a lot of success, with the potential for even more.

The next factor impacting shareholder value is profitability.

Revenue growth is good, it's an important objective ... but profitable growth is the ultimate yardstick.

In terms of our actual performance we've done well, on an absolute basis and against our peers.

As you can see here, with the exception of 2001, we've generated ROE substantially above our cost of equity, and also above our stated target range of 18% to 20%.

Against others in our industry, we have an attractive return profile.

Adjusting for leverage and risk levels, we've outperformed our peers on average over the last 9 years.

This performance allowed us to return a relatively high proportion of our generated capital back to investors in the form of dividends and share repurchases.

But as good as our returns are, we continually look for ways to improve them.

Here are some of the specific actions we've taken.

First is reengineering.

Anyone who follows our company knows that reengineering is a core capability for us.

In each of the last 3 years we realized annual benefits of over $1 billion from reengineering, and we've targeted another $1 billion for 2004.

While some of our benefits are the result of straight cost reduction, our reengineering also includes incremental revenue opportunities and increasing the efficiency of our key processes.

Reengineering improves our profitability in two ways.

To the extent the benefits fall to the bottom-line, it improves our current earnings. To the extent we reinvest these benefits appropriately, we enhance our future profitability.

Another initiative we're using to improve returns is what we call Balance Sheet Optimization.

While we've always had stand-alone balance sheets for each of our segments, we've been less focused on the assets and economic capital committed to the businesses or products within our segments.

That has now changed.

We've now segmented our balance sheets down to the business and product level.

By looking at our performance we then categorize our businesses and their allocated capital as high or low growth, and high or low return.

We're taking active measures to shift our capital among the boxes in order to optimize our returns and growth.

For example, as a direct result of this process, we're exploring the option of selling and leasing back several of our owned facilities, as owning real estate is not core to our business strategy.*

Also, we've taken action through re-pricing to manage the growth of lower return products, such as fixed annuities distributed through third parties. By selling and/or shifting our assets we're able to free up capital - capital that can be redeployed into higher return investments.

Because we recognize that businesses fall into different boxes at different points in their life cycle, our objective is not to get 100% of our capital in the upper left box.

Having that as an objective would restrict us from investing in new high growth businesses that need several years to ramp up returns. Or it would mean walking away from a business such as Travelers Cheque which, while having relatively slower growth, still delivers exceptional ROE.

Our optimization process carefully considers materiality, risk and how core the business is to our future growth. It's truly about balance.


------------------
* The Company is exploring this option with respect to certain of its owned facilities located in Fort Lauderdale, Florida; Greensboro, North Carolina; Minneapolis, Minnesota; Phoenix, Arizona; Salt Lake City, Utah; and Markham, Ontario. The Company's presence in these locations would not change as a result of these transactions. Any gains realized on consummated sale-leaseback transactions would be recorded as income over the respective terms of the leases entered into in connection with the transactions. Any final transactions would be contingent upon the Company's obtaining acceptable terms and long-term lease arrangements that meet its requirements.

We're also raising the overall return we generate on our investments, a process we refer to as Investment Optimization (IO).

While we always required our investments to achieve certain hurdle rates, we've now implemented a far more disciplined process.

Investments are thoroughly assessed and prioritized based on strategic impact, return, risk and payback period.

Once approved and executed, we then apply a detailed followup process to ensure the investment actually generates the returns we expected.

As with Balance Sheet optimization, our goal with IO is balance.

Growth requires risk - it's a fact of doing business.

But with the improvements we've made, we're now better able to balance our tradeoffs and make decisions that will sustain, and hopefully maximize, our returns over a longer time horizon.

Finally, another way of improving returns is a structural change.

In our case, one example of this is Global Network Services.
Assuming GNS ramps up as we expect, the basic economics of this business should drive a tangible improvement in our overall returns.

With GNS we can leverage our fixed infrastructure and generate transaction-based revenues without the need to make substantial incremental investment.

Since it's our issuing partner who owns the customer receivables, and bears the credit and funding risk, our capital commitment is minimal.

If, as we expect, GNS delivers a healthy stream of earnings, the ROE impact is fairly simple - we gain good "R" with minimal "E".

This should serve to lift our overall returns - first by a relatively modest amount, but then by a larger number as this business grows.

This higher level of ROE should give us more flexibility and more choice when it comes to building shareholder value.

For example, we could use this higher ROE to make longer-term investments, perhaps to make an acquisition, while still generating good short-term returns for investors.

There is still work to be done before GNS reaches this stage of contribution.

But, should this business meet our expectations, I believe GNS could provide us with a unique economic advantage, one that could provide additional resources for growth investments across our businesses.

The final element contributing to shareholder value is stability - a consistency of performance, year in and year out.

As a business leader, I can tell you that this leg of the triangle has the greatest degree of difficulty.

And that's because it's impacted by outside factors that are beyond the control of even the best managers.

The best planning, the best execution can be negated by external events, as we all clearly know.

So our goal here is to focus on what we can control about our own stability and consistency.

This largely encompasses two key areas - risk management and business planning.

Risk management, particularly within the businesses at American Express, is a critical capability.

Each of our major segments takes on varying degrees of risk.

As I said earlier, risk is necessary for growth.

But that risk must be consistent with the company's business strategy, actively managed and balanced against the company's long-term interests.

In addition to consistently applying basic actions in managing our market, credit and operational risk (for example, interest and FX hedging, liquidity planning), we've also taken a number of actions over the last few years to lower our overall risk profile and improve our ability to deliver consistent performance.

Within TRS our largest risk element is card credit.

It's a material cost of doing business, but I believe our capabilities and expertise are among the best in the industry.

As you can see here, we have a strong track record, consistently improving our writeoff and past due ratios relative to the industry, even while substantially increasing our volumes.

Our credit is well controlled, while at the same time it's fully aligned with our business plans.


Our risk managers view themselves as enablers of business growth, rather than controllers of costs.

They don't just tell us when to apply the brakes.

Importantly they also tell us when to apply the accelerator - when to increase spending limits on specific customers, or how to broaden our list of creditworthy prospects.

It's this business focus that I believe distinguishes our risk organization, and makes them important contributors to our overall stability.

At Financial Advisors, one area with risk is our owned investment portfolio.

Anyone who follows us knows that this portfolio had major losses in 2001, de-stabilizing our financial results and erasing the consistent performance we'd built up over the years.

Since 2001 we've reduced our high yield investments and mortgage backed securities, while increasing our holdings in higher rated corporate debt.

Operationally we also responded, strengthening our investment expertise to ensure that our risk decisions are more aligned with our liability management and business strategy.

Finally, at American Express Bank we also lowered our risk, primarily by shifting our customer focus ... from companies, corporations and governments, to consumers.

By lending broadly to individuals, we're better able to diversify our risk over more borrowers, in more markets.

We've also added to our stability by making improvements to our forecasting, planning and monitoring processes.

Over the last several years I believe we gained a clear business advantage from these improved processes, particularly from our contingency planning.

While contingency planning has traditionally been associated with negative events, we've balanced our processes to be more dynamic and timely so that we can act quickly on upside opportunities.

For example, should the equity market or billings come in above a certain level, offensive actions are triggered to take advantage of these positive conditions.

Because of our investment optimization process, our projects are already prioritized and lined up so that we can quickly execute once we see the higher volumes come in.

Over the last two years we've successfully used this dynamic planning process to rapidly increase our investment spending, driving the strong metric performance in 2003 and the first quarter of this year that I showed you earlier.

The environment is still uncertain, so results and stability are never guaranteed.

But by focusing on material areas of risk, by focusing on those factors we can control, and by thoughtfully planning and monitoring our performance, I believe we've better positioned the company to do well on a relative basis, under a range of economic conditions.

By taking action to strengthen each leg of this triangle -- growth, profitability and stability -- we've been able to generate strong value for our shareholders.

As I said earlier, it's really about the fundamentals and balance ... balance between multiple constituencies, between the bottom-line and investment, between the short-term and long-term.

In closing let me say the following:

At American Express we have a strong track record of generating value for our shareholders.

But I believe we're positioned to sustain and even accelerate that performance for several core reasons:

o We have strong positions in two attractive segments of financial services, with business models that are differentiated, flexible, and adaptable to economic conditions.

o Across each of our businesses we have substantial growth opportunities ... organic and expanded opportunities that are real and sustainable, and which give us the flexibility to make selective acquisitions as we choose.

o We have a strong ROE and capital distribution capability, with initiatives in place that should position us well to generate shareholder value over the moderate to long-term.

o We're actively managing our risk profile to ensure that the risks we take are aligned with our business strategies, and that we're well-positioned to trigger appropriate business actions, even as the environment and conditions may fluctuate.

o And, finally, we have an organization with strong morale, talent and leadership, and even stronger values.

I believe we have a winning combination ... with the ultimate winner being our shareholders.

Thank you.